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                                                                    EXHIBIT 5.2



                                October 23, 1998







To Each of the Persons Listed
on Schedule I Attached Hereto

                  Re:    KBK Capital Trust I

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for KBK Capital Trust I, a Delaware business trust (the "Trust") in connection with the proposed issuance of its Trust Preferred Securities (the "Trust Preferred Securities") pursuant to a form of Amended and Restated Declaration of Trust (the "Declaration") to be entered into by and among KBK Capital Corporation, as Sponsor, The First National Bank of Chicago, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein. Initially capitalized terms used herein and not otherwise defined are used herein as defined in the Declaration.

                  For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

                  1. The Certificate of Trust for the Trust, dated as of September 29, 1998 (the "Certificate"), as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 29, 1998;

                  2. The original Declaration of the Trust, dated as of September 29, 1998, by and between KBK Capital Corporation, as Sponsor, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein (the "Original Agreement");


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To each of the persons on
Schedule I attached hereto
October 23, 1998
Page 2


                  3.  The Declaration;

                  4. A Certificate of Good Standing for the Trust, dated October 23, 1998, obtained from the Secretary of State;

                  5. The registration statement on Form S-2 initially filed with the Securities and Exchange Commission on September 30, 1998, pursuant to the Securities Act, as amended, covering, among other securities, the Trust Preferred Securities, including Amendment No.1 thereto (the "Registration Statement"); and



                  The documents referred to in (2) and (3) are collectively referred to as the "Agreements" and individually as an "Agreement."

                      For purposes of this opinion, we have not reviewed any documents other than the documents listed in (1) through (5) above. In particular, we have not reviewed any document (other than the documents listed in (1) through (5) above) that is referred to or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.

                  In addition, we have conducted no independent factual investigation of our own but rather have relied solely on the foregoing documents, the statements and information set forth therein and the additional matters related or assumed therein, all of which we have assumed to be true, complete and accurate.

                  Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

                  2. When (a) appropriate action has been taken to duly authorize the issuance


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To each of the persons on
Schedule I attached hereto
October 23, 1998
Page 3


and fix the terms of the Trust Preferred Securities and the Trust Common Securities under the Declaration, and (b) the Declaration has been duly authorized, executed and delivered by the Sponsor and the Trustees, respectively, the Declaration will constitute a valid and binding obligation of the Sponsor and the Trustees, respectively, enforceable against the Sponsor and the Trustees, respectively, in accordance with its terms.

                  3. When and if the actions referred to in paragraph 2 have occurred, subject to the other qualifications set forth herein (including, without limitation, paragraph 4 below), the Trust Preferred Securities will have been duly authorized and when the Trust Preferred Securities with the terms so fixed shall have been duly executed and authenticated under the Declaration, and otherwise issued and sold in accordance with the Declaration and the Registration Statement, and in a manner consistent therewith, such Trust Preferred Securities will be validly issued, fully paid, and non-assessable undivided beneficial interests in the assets of the Trust.

                  4. When and if the actions referred to in paragraphs 2 and 3 have occurred, the Holders of Trust Preferred Securities as beneficial owners of Trust Preferred Securities of the Trust will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that such Holders of Trust Preferred Securities may be obligated to provide (a) indemnity or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Trust Preferred Securities Certificates and the issuance of replacement Trust Preferred Securities Certificates, and (b) security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

                  All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                           a.  The foregoing opinions are limited to the laws,
rules, regulations and orders of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.


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To each of the persons on
Schedule I attached hereto
October 23, 1998
Page 4


                           b.  The foregoing opinions in paragraph 2 are subject
to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions, and (v) the limitation that a court applying Delaware law will enforce a liquidated damages provision in a contract only where, at the time of contract, actual damages may be difficult to determine and the stipulated sum is not so grossly disproportionate to the probable anticipated loss as to be a penalty.

                           c.  We have assumed the due execution and delivery by
each party listed as a party to each document examined by us. We have assumed further the due authorization by each party thereto (exclusive of the Administrative Trustees) of each document examined by us, and that each of such parties (exclusive of the Trust and the Administrative Trustees) has the full corporate, or trust or banking, power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties to each of the Agreements (exclusive of the Trust and the Administrative Trustees) is a corporation, bank, national banking association or trust company, validly existing and in good standing under the laws of their respective jurisdictions of organization and that the Agreements to which they are a party do not result in the breach of the terms of, and do not contravene their respective constituent documents, any contractual restriction binding on them or any law, rule or regulation applicable to them. In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                           d.  We have assumed that all signatures on documents
examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                           e.  We have assumed that the Original Declaration and
once executed and delivered, the Declaration, collectively, as applicable constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Trust.


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To each of the persons on
Schedule I attached hereto
October 23, 1998
Page 5


                           f.  We have assumed that on the date the actions
referred to in paragraphs 2, 3 and 4 above occur, the Trust will remain in good standing and no provision of the laws of the State of Delaware will have changed in a manner that affects the opinions set forth herein.

                           g.  Notwithstanding any provision in the Declaration
to the contrary, we note that upon the occurrence of an event set forth in
Article 9 thereof that causes the dissolution of the Trust, the Trust cannot make any payments or distributions to the Holders of Trust Securities until creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

                           h.  We have assumed that no event set forth in
Section 5.2 of the Original Agreement has occurred and that no event set forth in Article 9 has occurred to the same extent as if the Declaration were in effect on the date hereof.

                           i.  With respect to the enforceability of any
provision of the Declaration wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware business trust and in connection therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

                           j.  We express no opinion on the enforceability of
Section 15.2 of the Declaration to the extent it may require matters of the internal governance of a Delaware business trust to be governed by the same substantive laws of the jurisdiction of incorporation of the Property Trustee.

                           k.  We note that we do not assume responsibility for
the contents of the Registration Statement.

                           l.  Pursuant to the Declaration the Sponsor, as
Holder of the Trust Common Securities, is liable for all of the debts and obligations of the Trust (other than with respect to the Trust Securities) to the extent not satisfied out of the Trust's assets.

                  This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished to, or quoted or relied upon by, any other person or entity for any purpose. Andrews & Kurth L.L.P. and Liddell, Sapp,


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To each of the persons on
Schedule I attached hereto
October 23, 1998
Page 6



Zivley, Hill & LaBoon, L.P. may rely on this opinion in connection with the opinions it is delivering on the date hereof with respect to the matters set forth herein.

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To each of the persons on
Schedule I attached hereto
October 23, 1998
Page 7




                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      /s/ POTTER ANDERSON & CORROON LLP
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To each of the persons on
Schedule I attached hereto
October 23, 1998
Page 8


                                   Schedule I


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

J. J. B. HILLIARD, W. L. LYONS, INC.

KBK CAPITAL CORPORATION

THE FIRST NATIONAL BANK OF CHICAGO